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                                                                    Exhibit 10.6

                                SERVICE AGREEMENT

     AGREEMENT made this 9th day of February, 1994 by and between USAIR, INC. (USAir), a Delaware corporation having a principal place of business at Crystal Park Four, 2345 Crystal Drive, Arlington, Virginia 22227 and Chautauqua Airlines, Inc., (Contractor), a New York corporation having a principal place of business at Chautauqua county Airport, RD #1, Airport Drive, Jamestown, New York 14701 as follows:

                                   WITNESSETH:

     WHEREAS, USAir holds a certificate of public convenience and necessity issued by the Department of Transportation (DOT) authorizing USAir to engage in the interstate and overseas air transportation of persons, property and mail between all points in the United States, its territories and possessions:

     WHEREAS, Contractor is a commuter air carrier engaged in air transportation of persons and property pursuant to Part 298 of the DOT's Economic Regulations:

     WHEREAS, USAir owns various trademarks, service marks and logos, including "USAir," "USAir Express," and distinctive exterior color decor and patterns on its aircraft, hereinafter referred to individually and collectively as the "USAir Servicemarks;"

     WHEREAS, contractor wishes to acquire a nonexclusive license, and USAir does hereby grant unto the Contractor, the use

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of one or more of USAir's Trademarks in connection with the scheduled air transportation services operated by Contractor pursuant to this Agreement, including the use of the "US" designator code; and

     WHEREAS, Contractor desires to operate, and USAir is willing to contract for, USAir Express operations in the manner and to the extent hereinafter described;

     NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and obligations hereinafter set forth, the parties to this Agreement hereby agree as follows:

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Article 1 - COMPLIANCE WITH REGULATIONS

     Contractor hereby represents, warrants, and agrees that all air transportation services performed by it pursuant to this Agreement or otherwise shall be conducted in full compliance with any and all applicable statutes, orders, rules, and regulations, whether now in effect or hereafter promulgated, of all governmental agencies having jurisdiction over Contractor's operations, including, but not limited to the Federal Aviation Administration (FAA) and the DOT. Contractor's compliance with such governmental statutes, orders, rules, and regulations shall be the sole and exclusive obligation of Contractor, and USAir will have no obligations or responsibilities, whether direct or indirect, with respect to such matters.

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Article 2 - AIR SERVICES TO BE PROVIDED BY CONTRACTOR

          Section 2.01 SCHEDULES TO BE OPERATED

I. Section 2.u1(a) is hereby amended by adding the following under the two column headings:

     "MARKETS                EFFECTIVE DATES

     PIT-HGR
     PIT-YXU
     PIT-LNS
     PIT-YHM                     [*]
     PIT-A00
     PIT-JST
     DAY-DTW
     DAY-GRR
     CMH-GRR

Unless otherwise approved by USAir in writing, Contractor will operate a minimum of [*].

          (b) USAir, at its sole discretion, shall allow Contractor to operate as "USAir Express" in non-exclusive markets provided the Contractor complies with Sections 2.01(c) and (e), Section 8.O1(c), and provided, further, that USAir reserves the right to withdraw its approval of all or any part of Contractor's schedules at any time and to require Contractor to reduce its schedules if USAir's facilities do not have the ability or

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capacity to handle Contractor's schedules as determined by USAir in the exercise of its sole discretion and judgment.

          (c) Any changes in the schedules operated by Contractor pursuant to
Section 2.01(a) or 2.01(b), whether necessitated by altered connections, operating experience or other reasons, [*] to the effective date of such changes, and all such changes must be approved, [*]. Requests for new markets to Section 2.01(a) and 2.01(b) must be submitted to USAir [*]. Requests for changes in Contractor's schedules must be made in writing. Before such requests, USAir and Contractor will, as far in advance as practicable, advise each other of any desired modifications or amendments of their respective schedules so as to ensure that the primary needs of both the local and connecting traffic between the cities operated by Contractor as a USAir Express carrier are being adequately met. Within the operating capability of the aircraft used by Contractor as described in Section 2.03, or some other substitute aircraft used by Contractor with the prior written consent of USAir, all reasonable and practicable requests by USAir to Contractor to adjust the service schedules required by Section 2.01 will be complied with by Contractor; provided that the primary needs of the markets listed in
Section 2.01(a) are met.

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          (d) [*]

          (e) [*]

          (f) In the event Contractor suspends operations in any city pair previously approved under Section 2.01 for a period of [*].

          (g) No terms, provision or condition contained in this Article shall be construed so as to prohibit the operation of additional schedules beyond those frequencies in cities pairs previously approved in 2.01(a) or 2.01(b) with the aircraft described in Section 2.03, if, in contractor's judgment, [*].

          Section 2.02 OPERATION OF NON-AFFILIATED FLIGHTS Notwithstanding anything to the contrary contained in this Section 2.01, Contractor shall be entitled to operate additional services under its own name [*], provided that such services, [*]

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[*] and that any aircraft used in providing such services [*].

III. Section 2.03(a) is deleted in its entirety and the following is substituted:

          (a) Contractor will provide the scheduled air services described in
Section 2.01 with [*] aircraft shall meet the requirements for commuter air carrier operations set forth in Part 298 of the DOT's Economic Regulations and the Federal Aviation Regulations. Such aircraft shall have a design capacity of [*]. Contractor and USAir agree that the Fairchild Metro III aircraft, Jetstream J31 series of aircraft and SAAB 340 aircraft are acceptable for purposes of this Agreement.

          (b) The aircraft scheduled and any replacement aircraft utilized by Contractor pursuant to this Section 2.01, shall bear USAir's Trademarks, consisting of the red, white, and blue aircraft exterior color decor and pattern provided by USAir and the name "USAir Express." At any time during the life of this Agreement, and at the sole discretion of USAir, Contractor may be permitted to use such new or different trademarks and exterior color decors and patterns on its aircraft as USAir may determine. Upon written notice from USAir, which shall include the specifications for any such changes in trademarks and/or exterior aircraft decor and patterns, Contractor shall effect such changes as promptly as is reasonably practicable.

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          In addition to use of the USAir Trademarks on its aircraft, Contractor shall use and display a suitable sign on the exterior of its aircraft identifying Contractor as the operator of the services being provided pursuant to this Agreement. The use and display of such sign shall be subject to the prior written approval of USAir as to its nature, size and location on Contractor's aircraft.

          (c) In addition to the aircraft described in Section 2.03(a) above, Contractor will arrange for, and will have available for its use such [*] as are required to maintain effectively the scheduled services operated pursuant to Sections 2.01 during periods when Contractor's [*] due to unforeseen and irregular maintenance requirements. Such [*].

          Section 2.04 FLIGHT CREWS TO BE USED

          All services performed by Contractor pursuant to Sections 2.01 and
10.01 shall be operated with at least the minimum number of qualified flight crew members required by the Federal Aviation Agency. All such crew members shall at all times meet all currently applicable governmental requirements, as such requirements may be amended from time to time during the life of this Agreement, and shall be fully licensed and qualified for the services to be performed hereunder, and, in addition, all of Contractor's captains shall hold a current Airline Transport Pilot Certificate. All of contractor's first officers must have

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satisfactorily completed the [*]. Such crew members shall also meet any and all requirements imposed by the insurance policies which are to be maintained pursuant to Section 7.03.

          2.05 MAINLINE OPERATIONS

          Nothing contained in Section 2.01 or any other provision of this Agreement shall prevent the operation of [*].

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Article 3 - SUPPORT SERVICES AND FACILITIES

          Section 3.01 GENERAL PROVISION

          USAir and Contractor will provide ground support services and facilities to the extent and in the manner set forth in the subsequent sections of this Article 3. Such ground support services and facilities will be furnished only with respect to Contractor's scheduled air services described in Sections 2.01; PROVIDED, HOWEVER, that with respect to schedules operated by Contractor in addition to the minimum schedules established by Section 2.01(a), [*].

          Section 3.02 COMMUNICATIONS

          Reservation telephone lines will be maintained by USAir at the points in Section 2.01 connecting those cities with USAir's reservations center.

          Section 3.03 RESERVATIONS

          (a) All reservations will be requested and confirmed for passengers using the services described in Sections 2.01 through USAir's reservations system (PACER). Connecting reservations to USAir or to other air carriers will be requested and confirmed through USAir's PACER system in accordance with currently established industry methods and procedures. For

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passengers originating their travel at points other than those served by
Contractor pursuant to Section 2.01, either on USAir's system or on the systems of other airlines, connecting reservations to the services of Contractor will also be made in accordance with currently established industry methods and procedures. In all cases, USAir will confirm the reservations of Contractor's passengers through the entire itinerary of their scheduled trips. When a contact number is supplied by the passengers making such reservations, USAir will assume the responsibility of notifying passengers of any changes in Contractor's schedules or operations, PROVIDED that Contractor furnishes USAir with sufficient advance notice of such changes.

          (b) Contractor agrees to make available the minimum of [*].

          (c) In the event of flight delays, cancellations or other schedule irregularities affecting Contractor's scheduled services, and as soon as information concerning such irregularities is available, Contractor shall notify USAir's reservations control center in a manner prescribed by USAir and furnish USAir such information in as much detail as practicable.

          (d) [*]

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[*]. For the purposes of this section 3.03(d), the term flight dispatch shall include, but shall not be limited to, all planning of flight itineraries and routings, fueling and flight release.

          (e) From time to time, and solely upon request of Contractor or its flight crews, USAir may furnish Contractor's flight crews with such U.S. Weather Bureau information or data as may be available to USAir; PROVIDED, that in furnishing any such weather information or data to Contractor, neither USAir nor its employees or agents will be responsible or liable for the accuracy thereof.

          Section 3.04 RESERVED

          Section 3.05 [*]

          (a) USAir will provide the following services at locations (except as mutually agreed) outlined in Sections 2.01 and 2.06 where USAir personnel are represented, subject to provisions outlined in Section 3.01 and 8.01(c).

               (1)  [*]
               (2) use of USAir's passenger facilities by Contractor's passengers;
               (3)  [*]

                                       3.3

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               (4)  [*]
               (5)  [*]
               (6) arrangements, made at Contractor's request and its sole cost and expense, for [*]
               (7) in the event USAir is unable to accommodate Contractor's scheduled air services beyond the minimum requirements of
                    Section 2.01(a) at USAir's own facilities, USAir reserves the right to provide the services and facilities herein at another suitable location on the airport selected by mutual agreement by the

                                       3.4

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                    parties subject to provisions outlined in Section 8.01(c).

          (b) Contractor will provide the following services and facilities at locations not provided under Section 3.05(a):

               (1)  [*]

               (2)  [*]

               (3)  [*]

               (4)  [*]

          Section 3.06 TERMS OF TRANSPORTATION, SALES AND PROMOTION

          (a) USAir's Terms of Transportation, with certain exceptions as listed therein, shall be applicable to services provided by Contractor pursuant to this Agreement. Such Terms of Transportation shall at all times be available for public inspection at Contractor's corporate offices and at each airport ticket counter and sales office maintained and operated by or on behalf of Contractor.

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          (b) USAir and contractor agree that each carrier is authorized to sell air transportation of passengers and property on the scheduled flights operated by the other carrier; PROVIDED, HOWEVER, that neither USAir nor Contractor shall issue passenger tickets or exchange orders which provide for space on a particular flight except on the basis of a confirmed reservation for such space.

          (c) The party issuing a ticket or exchange order for passenger transportation shall pay to the party furnishing the transportation pursuant thereto, or pursuant to a ticket issued in exchange for such exchange order, the charges applicable to the transportation furnished. Such payments shall be made as follows:

               (1) with respect to passenger tickets and exchange orders issued by Contractor for transportation on Contractor, USAir and other air carriers, Contractor shall remit to USAir through the Airlines Clearing House, Inc. (Clearing House) in accordance with the procedures set forth in the currently effective MANUAL OF PROCEDURES issued by said Clearing House, but in no event later than the twenty-eighth (28th) day of the month following the month in which the sale occurred, all of the monies or proceeds of such sales. Contractor shall prepare and

                                       3.6
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                    furnish to USAir all written reports, accounts, and
                    documentation that USAir may require daily or at such lesser frequency as USAir may prescribe, at its sole reasonable discretion, from time to time during the life of this Agreement; and

               (2) with respect to passenger transportation furnished by Contractor pursuant to this Agreement, invoices for all flight coupons collected by Contractor from its passengers, whether issued by, or on behalf of Contractor, USAir or other air carriers, shall be forwarded to the Clearing House in accordance with the procedures set forth in the currently effective MANUAL OF PROCEDURES issued by said Clearing House. All payments for transportation furnished by Contractor shall be made by the Clearing House, including all passenger transportation accounts receivable from USAir and other air carrier participants in the Clearing House.

          (d) With respect to airbills issued by Contractor for transportation of property on Contractor, USAir and other air carriers, and with respect to inbound collect shipments, including without limitation, inbound C.O.D. shipments, handled by Contractor as the final carrier, all monies or proceeds

                                       3.7
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collected and received by Contractor in connection with such transactions shall be remitted to USAir through the Clearing House in accordance with the procedures set forth in the currently effective MANUAL OF PROCEDURES issued by said clearing House, but in no event later than the twenty-eighth (28th) day of the month following the month in which such monies or proceeds were collected. In addition, Contractor shall prepare and furnish to USAir all written reports, accounts and documents that USAir may reasonably require, on a daily basis or at such lesser frequency as USAir may prescribe, at its sole discretion, from time to time during the life of this Agreement.

          (e) USAir may prescribe in its reasonable discretion from time to time during the life of this Agreement such new or different passenger and air freight sales and accounting procedures as may reasonably be required by experience or changed circumstances. In addition, USAir and Contractor by mutual agreement, may reasonably establish alternative or modified passenger sales and accounting procedures in order to accommodate tickets or exchange orders issued by air carriers which are not participants in the Clearing House.

          (f) No commission will be paid for the sale of air transportation when such sale is made directly by the parties hereto and not by a travel agent. When Contractor accepts as payment a credit card charge on behalf of USAir in exchange for issuing tickets, exchange orders or air freight bills for transportation of persons or property on Contractor, USAir or

                                       3.8
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other carriers, [*] all commissions charged by the issuer of such credit card with respect to such credit card charge sale.

          (g) [*] shall assume full liability for and shall indemnify, defend, protect, save, and hold harmless [*], its directors, officers, agents, and employees from any and all liabilities, damages, claims, suits, judgments, and all related expenses or losses on account of the loss, misapplication, theft or forgery of passenger tickets, exchange orders, airbills or other supplies furnished by or on behalf of [*], or the proceeds thereof, whether or not such loss is occasioned by the insolvency of either the purchaser of the aforesaid passenger tickets, exchange orders, airbills or other documents or of a bank in which Contractor may have deposited such proceeds. [*] responsibility hereunder for passenger tickets, exchange orders, airbills, and other supplies shall commence immediately upon delivery of said passenger tickets, exchange orders, airbills, and other supplies into the possession of [*] or any duly authorized officer, agent or employee of contractor. [*] shall furnish [*] prompt and timely notice of any claims made, or suits instituted against USAir which in any way may result in the indemnification hereunder, and [*] shall have the right to compromise or participate in the defense of same to the extent of its own interest.

          (h) USAir will include the scheduled air services provided by Contractor pursuant to Section 2.01 in its public

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timetables. All references in USAir's public timetables to Contractor's USAir
Express services shall also contain notations indicating that such scheduled services are performed by Contractor as an independent contractor under the appropriate USAir Trademarks.

                                      3.10
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Article 4 - PASSENGER FARES AND DIVISION OR REVENUES

          Section 4.01 [*]

          [*]

          Section 4.02 ALL OTHER FARES

          [*]

          Section 4.03 DIVISION OF REVENUES

          (1)  [*]

          (2)  [*]

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Article 5 - AIR FREIGHT RATES

          Section 5.01 JOINT AIR FREIGHT RATES

          Throughout the life of this Agreement, USAir and Contractor shall [*] air freight rates, including rates covering general commodity, small package, and priority air freight shipments.

          Section 5.02 Compensation to Contractor FOR AIR FREIGHT

          For the transportation of air freight on the scheduled services to be operated by Contractor pursuant to Section 2.01 above, USAir will pay Contractor the following:

          (a)  General Commodity Freight - [*] per pound;
          (b)  Priority Freight - [*] per pound;
          (c) Small Package Freight - [*] per shipment, originated or terminated.

The foregoing rates to be paid Contractor for the transportation of air freight shall be subject to adjustment from time to time as required by experience and as mutually agreed to by USAir and Contractor.

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Article 6 - U.S. MAIL

          (a) Contractor shall accept for transportation, and shall transport on the regularly scheduled air transportation services it shall operate pursuant to
Section 2.01 of this Agreement, such U.S. mail as shall be tendered to it by the United States Postal Service (USPS) and by USAir. In the performance of its transportation of the U.S. mail as aforesaid, Contractor shall observe and comply with any and all applicable postal regulations, instructions and procedures and with any applicable orders or regulations of the DOT governing the transportation of mail by scheduled air carriers.

          (b) All mail transported by Contractor pursuant to this Article 6 shall be transported under the currently effective service mail rates established by the DOT or the USPS for the transportation of the U.S. mail by USAir. USAir shall make all reports and keep all records and accounts and perform such other administrative functions as may be required by the USPS in connection with the transportation of the mails by Contractor in the markets covered by this Agreement.

          (c) All payments by the USPS under USAir's effective service mail rates for the transportation of the mails by Contractor in the markets covered by this Agreement, shall be made to USAir. USAir shall pay to Contractor monthly, via procedures of the Airline's Clearing House, a sum of money equal to 20 CENTS per pound for all categories of mail boarded on Contractor's scheduled flights. The rate of 20 CENTS per pound of

                                       6.1
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mail boarded established by this paragraph (c) shall be subject to adjustment from time to time during the effectiveness of this Agreement as mutually agreed upon by USAir and Contractor.

          (d) Contractor shall assume full liability for and shall indemnify, defend, protect, save, and hold harmless USAir, its directors, officers, agents, and employees from and against any and all liabilities, damages, claims, demands, suits, judgments, including, without limitation, any and all fines, penalties or other sanctions imposed by the USPS (including all costs, fees, and expenses in connection therewith or incident thereto), for the loss, delay, damage or destruction of any of the mails tendered to Contractor by the USPS or by USAir for transportation pursuant to this article and for any and all violations or failures on the part of Contractor, its directors, officers, agents, employees or independent contractors to observe and comply with any applicable rules, regulations or orders of the USPS, the DOT, or any other duly authorized governmental agency relating to the transportation of the mails, arising out of, or in any way connected with the performance by Contractor, its directors, officers, agents, employees, and independent contractors of the transportation of the mails pursuant to this Agreement. USAir shall give Contractor prompt and timely notice of any claims made, suits instituted or fines, penalties or other sanctions imposed against USAir which may in any way result in a claim for the indemnification hereunder, and Contractor shall have the right to participate in the compromise, or the defense

                                       6.2
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of same, at its sole expense and to the extent of its own interest. In the event
USAir shall be required to pay any fine, penalty or other monetary sanction imposed against USAir which in any way results in the indemnification hereunder, it is mutually agreed that the amount of such fines, penalties or other monetary sanctions shall be deducted and set off against payments USAir is required to make to Contractor pursuant to paragraph (c) above, such deduction and setoff to continue until USAir recovers the full amount of any fine, penalty or other monetary sanction it shall be required to pay by reason of any act or omission of Contractor, its directors, officers, agents, employees, and independent contractors in the performance under this article.

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Article 7 - LIABILITY, INDEMNIFICATION AND INSURANCE

          Section 7.01 Contractor Shall Act as An INDEPENDENT CONTRACTOR

          (a) The employees, agents, and/or independent contractors of Contractor engaged in performing any of the services Contractor is to perform pursuant to this Agreement shall be employees, agents, and independent contractors of Contractor for all purposes, and under no circumstances shall be deemed to be employees, agents or independent contractors of USAir. In its performance under this Agreement, Contractor shall act, for all purposes, as an independent contractor and not as an agent for USAir. USAir shall have no supervisory power or control over any employees, agents or independent contractors engaged by Contractor in connection with its performance hereunder, and all complaints or requested changes in procedures shall, in all events, be transmitted by USAir to a designated officer of Contractor. Nothing contained in this Agreement is intended to limit or condition Contractor's control over its operations or the conduct of its business as a commuter air carrier, and Contractor and its principals assume all risks of financial losses which may result from the operation of the air services to be provided by Contractor hereunder.

          (b) The employees, independent contractors, and agents of USAir engaged in performing any of the services USAir is to perform pursuant to this Agreement shall be employees, independent contractors, and agents of USAir for all purposes, and under no circumstances shall be deemed to be employees and

                                       7.1
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agents of Contractor. contractor shall have no supervisory power or control over any such USAir employees, independent contractors, and agents engaged by USAir and any complaint or requested change in procedure shall be transmitted by Contractor to USAir's designated representative.

          Section 7.02 LIABILITY AN INDEMNIFICATION

          (a) Each party hereto assumes full responsibility for any and all liability to its own directors, officers, employees, or agents on account of injury, or death resulting from or sustained in the performance of their respective services under this Agreement.

          (b) Contractor shall indemnify, defend, protect, save, and hold harmless USAir, its directors, officers, employees, and agents from and against any and all liabilities, claims, demands, suits, judgments, damages, and losses (including the costs, fees, and expenses in connection therewith and incident thereto), brought against USAir, its directors, officers, employees or agents by or on behalf of any director, officer, employee, agent or independent contractor of Contractor or anyone else claiming through such persons, or by reason of damage or destruction of property of any such person, or injury to or death of such person caused by, arising out of, or in any way related to the services contimplated by the Agreement, and any acts or omissions of Contractor occurring while this Agreement is in effect. USAir shall give Contractor prompt and timely notice of any claim made or suit instituted against USAir which in any way results in

                                       7.2
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indemnification hereunder, and Contractor shall have the right to compromise or participate in the defense of same to the extent of its own interest.

          (c) Each party, with respect to its own employees, accepts full and exclusive liability for the payment of worker's compensation and/or employer's liability insurance premiums with respect to such employees, and for the payment of all taxes, contributions or other payments for unemployment compensation or old age benefits, pensions or annuities now or hereafter imposed upon employers by the government of the United States or by any state or local governmental body with respect to such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, or otherwise, and each party further agrees to make such payments and to make and file all reports and returns, and to do everything necessary to comply with the laws imposing such taxes, contributions or other payments.

          (d) Contractor hereby assumes liability for and shall indemnify, defend, protect, save, and hold harmless USAir, its directors, officers, agents, and employees from and against any and all liabilities, claims, demands, suits, judgments, damages, and losses (including all costs, fees, and expenses in connection therewith or incident thereto), for death of or injury to any person whomsoever, including, but not limited to Contractor's directors, officers, employees, or agents, and for loss of, damage to, or destruction of any property whatsoever, including

                                       7.3
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any loss of use thereof, and including, but not limited to, property of
Contractor, its directors, officers, employees or agents, caused by, arising out of, or in any way related to the performance, operations, and any acts or omissions of either Contractor or USAir, or their respective directors, officers, employees, and agents, except for the gross negligence or willful misconduct of USAir, its directors, officers, employees or agents, which are in any way related to the services contemplated by this Agreement, and in the case of Contractor alone, any other services, or acts or omissions or the use, operation, storage or possession of any aircraft, whether or not bearing USAir Express exterior decor, colors, and logo, and whether or not used in performance of the services contemplated hereby or in connection with any other services permitted by Article 10, or otherwise. USAir shall give Contractor prompt and timely notice of any claim made or suit instituted against USAir which in any way results in indemnification hereunder, and Contractor shall have the right to compromise or participate in the defense of same to the extent of its own interest.

          Section 7.03 INSURANCE COVERAGE

          (a) In consideration of the privileges granted herein, Contractor shall, at all times during the effectiveness of this Agreement, commencing with the first day thereof, have and maintain in full force and effect policies of insurance satisfactory to USAir, of the types of coverages, including coverage on all aircraft described in Section 2.03, and in the

                                       7.4
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minimum amounts stated below with companies satisfactory to USAir and under terms and conditions satisfactory to USAir as follows:

                                                            Minimum
                                                  Amounts of Insurance coverages
                                                        (U.S. CURRENCY)

1.   AIRCRAFT LIABILITY
     AND GROUND LIABILITY
     INSURANCE;
     (Including Comprehensive
      Public Liability)

     a. Bodily Injury and
        Personal Injury -
        Passengers
     b. Bodily Injury and
        Personal Injury -
        Third Parties
     c. Property Damage

          The minimum amounts of insurance coverages required under this paragraph shall be [*] per occurrence, combined single limit for all coverages required under this paragraph 1 utilizing aircraft with less than twenty seats and [*] per occurrence combined single limit liability for all coverages utilizing aircraft with twenty or greater seating capacity.

                                           PER ACCIDENT

2.   WORKMEN'S COMPENSATION
     INSURANCE:
     (Company Employees)                   [*]

3.   EMPLOYER'S LIABILITY:
     (Company Employees)                   [*]

4.   ALL RISK HULL INSURANCE
     ON AIRCRAFT PERFORMING                [*]
     SERVICES HEREUNDER:

5.   BAGGAGE LIABILITY:                    [*]

                                       7.5

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6. CARGO LIABILITY:                        [*]

          (b) The parties hereby agree that from time to time during the life of this Agreement, USAir may require Contractor to have and maintain amounts set forth in paragraph (a) above, should the circumstances and conditions of Contractor's operations under this Agreement be deemed in USAir's sole judgment,' to require reasonable increases in any or all of the foregoing minimum insurance coverages.

          Section 7.04 ADDITIONAL REQUIREMENT

          (a) Contractor shall cause the policies of insurance described in
Section 7.03 to be duly and properly endorsed by Contractor's insurance underwriters as follows:

               (1) as to the policies of insurance described in paragraphs 1, 2, 3, 4, 5, and 6 of said Section 7.03(a);

                    (A) to provide that any waiver of rights of subrogation against other parties by contractor will not affect the coverage provided hereunder with respect to USAir; and

                    (B)  [*]

                                       7.6

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                         [*]

               (2) as to policies of insurance described in paragraphs 1, 5, and 6 of said Section 7.03(a):

                    (A)  [*]

                    (B)  [*]

               (3) as to policies of insurance described in paragraphs 1 and 4 of said Section 7.03(a) to provide a breach of warranty clause to said policies acceptable to USAir;

               (4) as to policies of insurance described in paragraph 1 only of said Section 7.03(a):

                    (A) to provide, with respect to claims in favor of USAir, its directors, officers,

                                       7.7

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                         agents and employees against Contractor, its directors,
                         officers, agents and employees, that USAir, its directors, officers, agents, and employees shall not be deemed to be insured under the said insurance policies, and to this end to provide a [*]

                    (B) to provide contractual liability insurance coverage for liability assumed by Contractor under this Agreement.

               (5) as to policies of insurance described in paragraph 4 above of said Section 7.03(a), to provide that said Aircraft Hull Insurance shall be on an agreed value basis, and, except with the consent of USAir, shall not be subject to more than the standard market deductibles in the event of loss, settled on the basis of a total loss, all losses shall be payable in full:

               (6) as to any insurance obtained directly from foreign underwriters, to provide that USAir

                                       7.8

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                    may maintain against said Contractor's underwriters a direct action in the United States upon said insurance policies and to this end provide a standard service of suit clause designating a United States attorney in Washington, D.C. or New York, N.Y.

          (b) Contractor shall cause each of the insurance policies referred to in Section 7.03 to be duly and properly endorsed to provide that said policy or policies or any part or parts thereof shall not be cancelled, terminated or materially altered, changed or amended by Contractor's insurance underwriters, until after [*] written notice to USAir which [*] notice period shall commence to run from the date such notice is actually received by USAir.

          (c) Upon the effective date of this Agreement, and from time to time thereafter upon request by USAir, Contractor shall furnish to USAir evidence satisfactory to USAir of the aforesaid insurance coverages and endorsements, including certificates certifying that the aforesaid insurance policy or policies with the aforesaid policy limits are duly and properly endorsed as aforesaid and are in full force and effect. Initially, this evidence shall be certified copies of the policies required hereunder.

          (d) In the event Contractor fails to maintain in full force and effect any of the insurance and endorsements described in Sections 7.03 and 7.04, USAir shall have the right (but not

                                       7.9

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the obligation) to procure and maintain such insurance or any part thereof. The cost of such insurance shall be payable by Contractor to USAir upon demand by USAir. The procurement of such insurance or any part thereof by USAir does not discharge or, excuse Contractor's obligation to comply with the provisions of Sections 7.03 and 7.04. Contractor agrees not to cancel, terminate or materially alter, change or amend any of the policies referred to in Section 7.03 until after providing [*] to USAir, of its intent to so cancel, terminate or materially alter, change or amend said policies of insurance, which [*] period shall commence to run from the date [*] by USAir.

          Section 7.05 CARGO LIABILITY INSURANCE

          USAir agrees to make available to Contractor cargo liability insurance coverage under USAir's cargo liability insurance policy solely with respect to air freight transported by Contractor under a USAir airbill in scheduled air services operated pursuant to Sections 2.01 and 2.03 and such coverage shall be deemed to satisfy Contractor's obligation to have and maintain in full force and effect cargo liability insurance coverage in accordance with the terms of Section 7.03(a)(6), PROVIDED, HOWEVER, that USAir may cancel, terminate, alter, change or amend the cargo liability insurance coverage furnished to Contractor pursuant to this Section 7.06, upon [*], and PROVIDED, FURTHER, if

                                      7.10

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USAir cancels or terminates such coverage with respect to Contractor, Contractor shall furnish USAir evidence, on or before the effective date of such cancellation or termination, that it has obtained cargo liability insurance coverage in accordance with Section 7.03(a)(6).

                                      7.11

Article 8 - CONSIDERATION, RECORDS AND REPORTS

          Section 8.01 CONSIDERATION

          (a) For and in consideration of system charges, such as but not limited to reservations (OAL CRS charges excluded) ground services, credit card fees, facilities and other related services to be provided to contractor hereunder; the nonexclusive, nontransferable license granted to Contractor authorizing the specified uses of USAir's Trademarks and other valuable consideration provided by this Agreement, Contractor shall [*].

          (b) Contractor shall remit such [*] to USAir through the Clearing House referred to in Article 3 in accordance with the procedures set forth in the currently effective MANUAL OF PROCEDURES issued by said Clearing House, but in no event later than [*] following the month in which services were provided. In the event Contractor fails to pay USAir in full all [*] payable hereunder when due, Contractor agrees to pay to USAir, in addition to such Service Charges, interest on the unpaid balance of such Service Charges computed at the rate per annum of [*]

                                       8.1

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[*].

          (c) It is hereby mutually agreed and understood by the parties hereto that the aforesaid [*] per Contractor passenger boarded contemplate that in the performance of the services described in Article 3 hereof, USAir will use only the personnel in its employ and the equipment and facilities which it owns or leases. In the event USAir is required to employ, retain or otherwise furnish additional personnel or obtain, by purchase, lease or otherwise any additional facilities or equipment, or incur in any manner whatsoever any expenses or disbursements in connection with its performance of this Agreement in excess of the personnel, facilities or equipment being provided in the normal course of business, [*].

          (d) The [*] referenced in Paragraph (a) of this Section shall be subject to adjustment from time to time during the term of this Agreement in order to more accurately reflect [*]experienced in furnishing the services contemplated hereby. Such reasonable

                                       8.2

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adjustments shall be made upon [*] advance notice in writing from USAir to
Contractor.

          (e) All payments and/or reimbursements contemplated in this Article shall be deemed to be in addition to and not in lieu of any other payments and/or reimbursements required of either party hereto by other articles of this Agreement, including but not limited to Article 3.

          Section 8.02 RECORDS AND REPORTS

          (a) Contractor shall provide reports in a form acceptable to USAir detailing scheduled air services operated by Contractor pursuant to Sections 2.01.

          (1) Reports due by the 10th working day of the following month shall contain the following minimum:

              -     [*]

              -     [*]

              -     [*]

              -     [*]

              -     [*]

              -     [*]

                                       8.3

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                    [*]

          (2) Reports due by the 5th working day of the month following shall contain the following minimum:

              -     [*]

          (b) [*]

          (c) At USAir's option, an authorized representative of USAir may inspect Contractor's corporate records and accounts at least [*] during each calendar [*] during the life of this Agreement.

          (d) Contractor shall promptly furnish USAir a copy of every report that Contractor files with the DOT, or some

                                       8.4

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successor agency, and such other traffic, operating and financial information as
USAir may request, from time to time, during the life of this Agreement.

          (e) Contractor shall also promptly furnish USAir with a copy of every report that Contractor prepares, whether or not such report is filed with the FAA, National Transportation Safety Board (NTSB) or any other governmental agency, relating to any accident or incident involving an aircraft used by Contractor in performing services under this Agreement, whether or not such aircraft bears any USAir Trademarks, when such accident or incident is claimed to have resulted in the death of or injury to any person or the loss of, damage to or destruction of any property.

          (f) Contractor shall promptly notify USAir in writing of (i) any change in or relinquishment of the ownership or control of Contractor or (ii) any agreement contemplating such a change or relinquishment. Contractor agrees to provide promptly a copy of such agreement, if in writing, to USAir.

                                       8.5

Article 9 - EFFECTIVE DATE, TERMINATION AND CANCELLATION

     II. Section 9.01(a) is deleted in its entirety and the following is substituted:

          (a) This Agreement will become effective on May 8, 1994 and will continue in effect thereafter until [*], unless it is terminated at an earlier date pursuant to one or more of the provisions of
          Article 9.

operated by Contractor pursuant to Section 2.01 shall be maintained, without interruption, throughout the term of this Agreement.

          (c) In the event there is any change in the statutes governing the economic regulation of air transportation, or in the applicable rules, regulations or orders of the DOT or some successor agency or department of the government having jurisdiction over air transportation which change or changes materially affect the rights and/or obligations presently in force with respect to the air transportation services of USAir or Contractor, or both, then the parties hereto will consult, within [*] after any of the occurrences described herein, in order to determine what, if any, changes to this Agreement are necessary or appropriate, including but not limited to the early termination and cancellation of this Agreement. If the parties hereto are unable to agree whether any change or changes to this Agreement are necessary and proper, or as to the terms of such changes, or whether this Agreement should be cancelled in light of the occurrences described above, and such failure to reach

                                       9.1

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agreement shall continue for a period of [*] following the commencement of the consultations provided for by this Section 9.01(c), then [*].

          Section 9.02 TERMINATION

          (a) In addition to the foregoing provisions of this Article, this Agreement may be cancelled or terminated by either USAir or Contractor if [*]. In the event that this Agreement is assigned, whether by operation of law or otherwise, without such consent having been given in writing, [*]. Notwithstanding the foregoing, USAir may, without consent of the other party hereto, [*].

          (b) In the event that USAir shall file a voluntary petition in bankruptcy or that proceedings in bankruptcy shall be instituted against it and USAir shall be adjudged bankrupt, or that a court shall take jurisdiction of USAir and its assets pursuant to proceedings brought under the provisions of any

                                       9.2

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federal reorganization act, or that a receiver of USAir's assets shall be appointed and such taking or appointment shall not be stayed or vacated within a period of sixty [*], Contractor may thereupon terminate this Agreement by [*] prior written notice to USAir.

          (c) If USAir shall fail to perform, keep, and observe any of the terms, covenants or conditions herein contained on the part of USAir to be performed, kept or observed, Contractor may give USAir notice in writing to correct such condition or cure such default and, if any such condition or default shall continue for [*] after the receipt of such notice by USAir and, if within such period of time USAir has not prosecuted with diligence the correction of such condition or default, Contractor may then [*], and this Agreement shall thereupon [*] manner and to the same effect as if it were the expiration of the original term.

          (d) USAir, in addition to the other provisions of this section and
Section 9.01 above, may terminate this Agreement upon [*]:

               (1)  [*]

                                       9.3

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              (2)(a)  If, during the life of this Agreement, [*]

                 (b)  [*]

                      [*]

               (3)  if Contractor fails to comply with the [*] provisions of
                    Article 11 of this Agreement;

               (4) in the event that Contractor shall file a voluntary petition in bankruptcy or that proceedings in bankruptcy shall be instituted against it and Contractor shall be adjudged

                                       9.4

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                    bankrupt, or that a court shall take jurisdiction of
                    Contractor, and its assets pursuant to proceedings brought under the provisions of any federal reorganization act, or that a receiver of the assets of Contractor shall be appointed and such taking or appointment shall not be stayed or vacated within a period of sixty (60) days, or that Contractor shall be divested of, or be prevented by any action of any federal authority from [*];

               (5) if Contractor shall fail to perform, keep, and observe any of the terms, covenants or conditions herein contained on the part of such party to be performed, kept or observed, USAir may give Contractor notice in writing to correct such condition or cure such default and, [*].

                                       9.5

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               (6)  if there is, without the written approval of USAir first had and obtained, any change in or relinquishment of the [*].
                    For the purposes of this Agreement, ownership or control of Contractor shall consist of [*] of [*] of the [*] stock of Contractor,

          (e) Either USAir or Contractor may terminate this Agreement without cause [*] to the other party. USAir incurs substantial personnel, facilities and other costs in contemplation of continued provision of Contractor's USAir Express services, which costs cannot be eliminated without adequate advance notice. In the event Contractor terminates this Agreement on less than [*], Contractor agrees to [*].

          (f) Any early termination or cancellation of one or more of the provisions of this Article 9 shall not be construed so as to relieve any party hereto of any debts or monetary obligations to the other party that shall have accrued hereunder prior to the effective date of such termination of cancellation.

                                       9.6

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          Section 9.03 FORCE MAJEURE

          Neither USAir nor Contractor shall be liable for any failure to perform under this Agreement if such failure is due to causes beyond its control, including, but not limited to, acts of God or the public enemy, fire, floods, epidemics, quarantine, work actions or strikes; PROVIDED, HOWEVER, that the foregoing shall not apply to the obligations assumed by Contractor under
Article 7 of this Agreement.

                                       9.7

Article 10 - OPERATING RESTRICTIONS

          Section 10.01 USE OF CONTRACTOR'S AIRCRAFT

          In the event that aircraft owned and/or operated by Contractor bearing the USAir Trademarks are available and can be utilized without adversely affecting in any manner the regular scheduled services operated pursuant to Sections 2.01, such aircraft may be used:

               (1)  for nonscheduled planeload passenger charters; or

               (2) for scheduled or nonscheduled services limited to the transportation of freight and/or mail in markets other than the markets described in [*]; or

               (3) on an emergency basis in operations not covered by this Agreement.

                                      10.1

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Article 11 - TRADEMARK LICENSE FOR OPERATIONS TO BE CONDUCTED
             BY CONTRACTOR PURSUANT TO THIS AGREEMENT

          Section 11.01 GRANT OF TRADEMARK LICENSE

          Contractor will conduct all operations described in Section 2.01 above, and any additional operations undertaken by subsequent amendment hereto under the trademark "USAir Express" and shall utilize the USAir Trademarks consisting of the exterior color decor and patterns on its aircraft as prescribed by USAir. USAir hereby grants to Contractor a nonexclusive, nontransferable license to use such USAir Trademarks in connection with the services to be rendered by Contractor under this Agreement; PROVIDED, HOWEVER, that at any time during the life of this Agreement, USAir may alter, amend or revoke the license hereby granted and require Contractor's use of any new or different USAir Trademarks in conjunction with the air transportation services provided hereunder as USAir may determine in the exercise of its sole discretion and judgment.

          Section 11.02 TERMS AND CONDITIONS GOVERNING TRADEMARK LICENSE

          (a) Contractor hereby acknowledges USAir's ownership of the USAir Trademarks, further acknowledges the validity of the USAir Trademarks, and agrees that it will not do anything in any way to infringe or abridge USAir's rights in its trademarks or directly or indirectly to challenge the validity of the USAir Trademarks.

          (b) Contractor agrees that, in providing the services to be provided under this Agreement in conjunction with one or more of the USAir Trademarks, it will conform to such standards of service (including types of aircraft, qualification of personnel, customer

                                      11.1
service standards, and other reasonable quality control measures) as may be prescribed by USAir either specifically in this Agreement or by subsequent written communications to Contractor. USAir shall have the right, through such agents or representatives as it may designate, to inspect the services and standards being performed by Contractor under this Agreement, and in the event that, in USAir's opinion, there has been some deviation from such services and/or standards, Contractor agrees upon written notice from USAir to rectify promptly any such deviation.

          (c) Contractor shall not, without USAir's express prior written consent, advertise the services to be rendered hereunder, nor make use of the USAir Trademarks referred to in Section 11.01 above in any advertising. USAir shall have absolute discretion to withhold its consent concerning any and all such advertising and use of the USAir Trademarks in advertising by Contractor. In the event USAir approves the use of such USAir Trademarks in any advertising, such advertising shall identify USAir as the owner of such trademark(s), and to the extent that any mark is registered, shall so specify.

          (d) To the extent that Contractor is licensed to use the mark
"USAir," Contractor will use said mark only in the mark "USAir Express" and then only in conjunction with the services specifically embraced by this Agreement.

          (e) Nothing in this Agreement shall be construed to give Contractor the exclusive right to use the USAir trademarks, or to bridge USAir's right to use and/or to license its trademarks, and USAir hereby reserves the right to continue use of the USAir

                                      11.2

Trademarks and to license such other uses of said trademarks as USAir may desire.

          (f) No term or provision of this Agreement shall be construed to preclude the use of the trademarks "USAir Express" or the aircraft exterior color decor and patterns by other individuals or corporations not covered by this Agreement, except in the markets covered by Section 2.01 (a) of this Agreement.

          (g) Should this Agreement be cancelled or otherwise terminated for any reason as set forth in Article 9 hereof, the USAir Trademarks shall revert to USAir and shall not thereafter be used by Contractor in connection with any operations of Contractor.

                                      11.3

Article 12 - ENTIRE AGREEMENT, AMENDMENT, NOTICES AND TITLES

          Section 12.01 ENTIRE AGREEMENT AND AMENDMENTS

          (a) This Agreement represents the entire agreement between the parties hereto unless subsequently amended as hereinafter provided, and said Agreement shall not be modified or cancelled by mutual agreement or in any manner except by an instrument in writing, executed by the parties or their respective successors in interest.

          (b) The parties hereto may by mutual agreement amend any provision of this Agreement, or delete or add any provision to this Agreement by an instrument in writing, executed by each of the parties or their authorized representatives or successors in interest. Any amendment, deletion or additions executed as prescribed herein shall become a part of, and shall be construed as part of this Agreement.

          (c) Effective May 8, 1994, this Agreement supersedes and cancels the prior Service Agreement between the parties, dated June 26, 1984.

          Section 12.02 NOTICES AND MISCELLANEOUS PROVISIONS

          (a) Any and all notices, approvals or demands required or permitted to be given by the parties hereto shall be sufficient if sent by certified mail, postage prepaid, to USAir addressed to:

          Vice President-Express Division
          USAir, Inc.
          Crystal Park Four
          2345 Crystal Drive
          Arlington, VA 22227

and to Contractor, addressed to:

          President
          Chautauqua Airlines, Inc.
          RD #1, Airport Drive
          Jamestown, NY 14707

                                      12.1

With a copy to:

          Glenn W. Sturm
          Nelson, Mullins, Riley & Scarborough
          400 Colony Square, Suite 2200
          1201 Peachtree Street
          Atlanta, Georgia 30361

or to such other addresses in the continental United States as the parties may specify by notice as provided herein.

          (b) Description titles contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

          (c) This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into and signed as of the day and year first written above.

                                                       CHAUTAUQUA AIRLINES, INC.

WITNESS: /s/                                           By  /s/ Bryan Bedford
        ----------------------                            ---------------------

                                                       USAIR, INC.

WITNESS: /s/                                           By /s/ Keith D. Houk
        ----------------------                            ---------------------
                                                          Keith D. Houk
                                                          Vice President-
                                                          USAir Express Division

                                      12.2

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.1 to said Agreement to be entered into and duly executed as of the day and year first written above.

                                                       CHAUTAUQUA AIRLINES, INC.

                                                       By /s/ Bryan Bedford
                                                         -----------------------

                                                       Title President
                                                            --------------------
ATTEST:
/s/
----------------------------
                                                       USAIR, INC.

                                                       By /s/ Keith D. Houk
                                                         -----------------------
                                                            Keith D. Houk
                                                            Vice President-
                                                              USAir Express and
                                                              Shuttle Divisions

ATTEST:
/s/
----------------------------

                                        3